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                                                                   EXHIBIT 10.13


                      FLEET NATIONAL BANK OF MASSACHUSETTS
                               One Federal Street
                             Boston, MA 02211-3202



                                    December 29, 1995



Mr. James L. Loomis
Treasurer
Bottomline Technologies, Inc.
155 Fleet Street
Portsmouth, NH  03801-4050

Re:  First Amendment of Loan Agreement
          Dated January 13, 1995

Gentlemen:

     Reference is made to that certain Loan Agreement dated January 13, 1995 (the "LOAN AGREEMENT") by and between Bottomline Technologies, Inc. (the "BORROWER") and Fleet National Bank of Massachusetts, formerly known as Shawmut Bank, N.A. (the "BANK"). Notwithstanding the provisions of the Loan Agreement, the Loan Agreement is hereby amended, effective immediately, as follows:

     1. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Agreement.

     2. All references to Shawmut Bank, N.A. contained in the Loan Agreement shall mean and refer to Fleet National Bank of Massachusetts, pursuant to a name change effective December 1, 1995.

     3. Sections 1.1, 1.2, 1.4 and 1.6 of Section 1 of the Loan Agreement are hereby deleted in their entirety and the following new Sections 1.1, 1.2, 1.4 and 1.6 substituted therefor, - as follows:

          "1.1 Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit of up to $3,000,000.00 (the "REVOLVING LOAN") to be advanced as hereinafter provided. The Bank may, in its discretion,
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     from time to time, make advances to the Borrower upon the Borrower's request; provided, however, that no advance will be made if, after giving effect to the Borrower's request for such advance, the outstanding principal balance of the Revolving Loan would exceed the sum of $3,000,000 (the "CREDIT LIMIT")."

          "1.2 Interest on advances under the Revolving Loan shall be payable monthly in arrears commencing on the first day of the first month next succeeding the date hereof at the rate of the Bank's Prime Rate in effect from time to time. The Bank's "PRIME RATE" shall mean the annual rate of interest established by the Bank from time to time at its principal office, as its Prime Rate it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Bank's Prime Rate becomes effective. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed. Default interest shall be charged in accordance with the terms of the Revolving Note (as defined herein)."

          "1.4 As evidence of the Borrower's obligations under the Revolving Loan, the Borrower shall execute and deliver to the Bank a Secured Revolving Time Note (the "REVOLVING NOTE") dated December 29, 1995."

          "1.6 No advance under the Revolving Loan will be made after December 30, 1996 (the "EXPIRATION DATE"), and the entire unpaid principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable without notice or demand on December 31, 1996 (the "TERMINATION DATE") ."

     4. Sections 4.9, 4.10 and 4.11 of the Loan Agreement are hereby deleted in their entirety and the following new Sections 4.9, 4.10 and 4.11 substituted therefor, as follows:

          "4.9  (Minimum tangible net worth). The Borrower will not permit its
                 ---------------------------
     tangible net worth to be less than the following amounts as at the end of the following periods:

     MINIMUM AMOUNT                TIME PERIOD
     --------------                -----------

     $2,250,000.00                 Fiscal Year ending June 30, 1996

          The term "TANGIBLE NET WORTH" shall mean stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, subtracting therefrom: (i) intangibles (as determined
                           ---------------------
     in accordance with such principles so applied), and (ii) accounts and indebtedness owing from any employee or parent, subsidiary or other affiliate."

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          "4.10 (Maximum debt to tangible net worth ratio).  The Borrower will
                 ----------------------------------------
     not allow its total debt to be more than the following percentages of its tangible net worth for the following periods:

     MAXIMUM PERCENTAGE            TIME PERIOD
     ------------------            -----------

     200%                          Fiscal Year ending June 30, 1996"


          "4.11  (Minimum debt service and unfinanced capital expenditures
                  --------------------------------------------------------
     coverage ratio).  The Borrower will not permit the ratio of:
     ---------------

          (a) the aggregate of (i) earnings before interest, taxes, depreciation and amortization, MINUS (ii) unfinanced capital expenditures, MINUS (iii) permitted dividends, MINUS (iv) taxes actually paid by the Borrower to:

          (b) the sum of (i) interest, and (ii) the current maturities of long-term debt to be less than 1.50:1 for the twelve-month period ending on June 30, 1996."

     5. Section 6.1 of the Loan Agreement is hereby amended to add the following new subsection (i) thereto, at the end thereof, as follows:

          "(i) The occurrence of an Event of Default under that certain Secured Term Note (Equipment) dated June 28, 1995 in the original principal amount of $500,000.00."


     6. Section 7.2 of the Loan Agreement is hereby amended to change the address for the Borrower to:

          "Bottomline Technologies, Inc.
          155 Fleet Street
          Portsmouth, NH  03801-4050"

     7. Except as specifically amended hereby, the Loan Agreement remains in full force and effect, and the Borrower hereby reaffirms all warranties and representations contained therein, as of the date hereof.

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     Please acknowledge your agreement to the matters contained herein by signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

                                   Very truly yours,

                                   FLEET NATIONAL BANK OF MASSACHUSETTS


                                   By:  /s/  Robert A. Lupien
                                        -------------------------------
                                        Robet A. Lupien, Vice President



ACCEPTED AND AGREED TO:

BOTTOMLINE TECHNOLOGIES, INC.


By:  /s/  James L. Loomis
     ---------------------------
     James L. Loomis, Treasurer

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